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                      AIG SUNAMERICA LIFE ASSURANCE COMPANY

            OPTIONAL SHORTENED WITHDRAWAL CHARGE SCHEDULE ENDORSEMENT

Notwithstanding any provision in the Contract or Certificate ("Contract") to the contrary, this Optional Shortened Withdrawal Charge Schedule Endorsement (the "Endorsement") becomes a part of the Contract to which it is attached. Should any provision in this Endorsement conflict with the Contract, the provisions of this Endorsement will prevail.

Subject to the terms and conditions set forth below, this Endorsement shortens the period in which a Withdrawal Charge may apply to your Purchase Payment(s). This Endorsement may not be elected with other Endorsements containing different Withdrawal Charges or schedules.

Terms not defined in this Endorsement shall have the same meaning given to them in the Contract.

                                WITHDRAWAL CHARGE

The chart in the Withdrawal Charge section of the Contract is replaced as follows:


    Number of Full Years Elapsed                          Withdrawal Charge as a
Between Purchase Payment Contribution                Percentage of Withdrawn Purchase
       And Date of Withdrawal                                    Payment
-------------------------------------                --------------------------------

               0                                                     7%
               1                                                     6%
               2                                                     6%
               3                                                     5%
               4+                                                    0%

SHORTENED WITHDRAWAL CHARGE SCHEDULE FEE ("FEE")

The Fee to receive a shorter Withdrawal Charge schedule under the terms of this Endorsement is an additional Separate Account Charge that varies depending on the Contract Year as follows:

                                            Shortened Withdrawal Charge
Contract Year                                      Schedule Fee
------------                                ---------------------------
[Years 1-4]                                           [0.40%]
[Years 5+]                                            [0.00%]

Signed for the Company to be effective as of the Contract Date.
/s/Christine A. Nixon                                 /s/Jana W. Greer
-----------------------                               --------------------
Christine A. Nixon                                     Jana W. Greer
    Secretary                                            President